Yuma Energy, Inc.

NEWS RELEASE

Yuma Energy, Inc. Announces Second Quarter 2017
Financial Results

HOUSTON, TX – (PR Newswire – August 14, 2017) – Yuma Energy, Inc. (NYSE American: YUMA) (the “Company” or “Yuma”) today announced its financial results for the quarter ended June 30, 2017.

Second Quarter 2017 Highlights

●
Net average production was 2,553 Boe/d for the second quarter of 2017, a 39.1 percent increase over the second quarter of 2016.

●
Cash provided by operations was $2,889,407 for the six months ended June 30, 2017, compared to cash used in operations of $2,442,876 in the same period in 2016.

●
The Company sold non-core properties in Brazos County, Texas for $5.5 million (prior to purchase price adjustments) and reduced its debt by $7.5 million from $39.5 million at the end of the first quarter of 2017 to $32.0 million at the end of the second quarter of 2017.

●
The Company increased its Permian Basin acreage position to 2,491 acres (2,180 net acres) in Yoakum County, Texas to horizontally develop the San Andres Oil Play. This acreage is within the Area of Mutual Interest (“AMI”) covering approximately 33,280 acres that was established as part of a joint development agreement entered into earlier this year with two privately held energy firms. Yuma is the operator of the acreage with an 87.5 percent working interest and intends to spud its first joint venture well in 2017, as well as continue to acquire additional acreage within the AMI.

Recent Developments

●
Yuma spud the Weyerhaeuser 14-1 well in Livingston Parish, which is referred to as the Glacier Prospect, on July 29, 2017. Drilling is currently at 13,058 feet, with total depth projected to be 15,098 feet, which the Company intends to reach before the end of August.

Management Comments

Sam L. Banks, CEO of Yuma Energy, Inc., commented, “During the second quarter we were able to increase our acreage position in the Permian Basin at very attractive prices and look forward to continuing to expand our position in the San Andres horizontal play and spudding our first well there in 2017. In addition, we are excited about our recently spudded well in our Glacier Prospect. We believe our business strategy of generating organic opportunities through the drill bit and increasing our exposure to the Permian Basin will lead to significant shareholder value over time. As can be seen in our first and second quarter results, the merger with Davis has improved our cash flows and financial position and significantly increased our production.”

Financial Results

Production

The following table presents the net quantities of oil, natural gas and natural gas liquids produced and sold by the Company for the three and six month periods ended June 30, 2017 and 2016, and the average sales price per unit sold.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Production volumes:
Crude oil and condensate (Bbls)	66,242	39,297	142,640	74,015
Natural gas (Mcf)	786,111	646,020	1,685,538	1,046,385
Natural gas liquids (Bbls)	35,092	20,117	68,566	50,379
Total (Boe) (1)	232,353	167,084	492,129	298,792
Average prices realized:
Crude oil and condensate (per Bbl)	$47.14	$44.07	$48.65	$37.45
Natural gas (per Mcf)	$3.29	$1.95	$3.05	$1.96
Natural gas liquids (per Bbl)	$24.05	$17.87	$23.61	$14.16

(1)
Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equal to one barrel of oil equivalent (Boe).

Revenues

The following table presents the Company’s revenues for the three and six month periods ended June 30, 2017 and 2016.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Sales of natural gas and crude oil:
Crude oil and condensate	$3,122,848	$1,731,952	$6,938,780	$2,771,640
Natural gas	2,587,968	1,260,500	5,141,410	2,046,110
Natural gas liquids	843,888	359,504	1,618,938	713,138
Total revenues	$6,554,704	$3,351,956	$13,699,128	$5,530,888

Expenses

The Company’s lease operating expenses (“LOE”) and LOE per Boe for the three and six month periods ended June 30, 2017 and 2016, are set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Lease operating expenses	$1,844,896	$597,966	$3,542,804	$1,227,954
Severance, ad valorem taxes and
marketing	1,214,228	493,113	2,177,584	849,822
Total LOE	$3,059,124	$1,091,079	$5,720,388	$2,077,776

LOE per Boe	$13.17	$6.53	$11.62	$6.95
LOE per Boe without severance,
ad valorem taxes and marketing	$7.94	$3.58	$7.20	$4.11

Commodity Derivative Instruments

Commodity derivative instruments open as of June 30, 2017 are provided below. Natural gas prices are NYMEX Henry Hub prices, and crude oil prices are NYMEX West Texas Intermediate.

	2017	2018	2019
	Settlement	Settlement	Settlement
NATURAL GAS (MMBtu):
Swaps
Volume	1,098,912	1,725,133	373,906
Price	$3.13	$3.00	$3.00

3-way collars
Volume	85,806	-	-
Ceiling sold price (call)	$3.39	-	-
Floor purchased price (put)	$3.03	-	-
Floor sold price (short put)	$2.47	-	-

CRUDE OIL (Bbls):
Swaps
Volume	67,191	195,152	156,320
Price	$52.24	$53.17	$53.77

3-way collars
Volume	54,289	-	-
Ceiling sold price (call)	$77.00	-	-
Floor purchased price (put)	$60.00	-	-
Floor sold price (short put)	$45.00	-	-

About Yuma Energy, Inc.

Yuma Energy, Inc., a Delaware corporation, is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. Historically, the Company’s operations have focused on onshore properties located in central and southern Louisiana and southeastern Texas where it has a long history of exploration and development activity, and more recently, the Company has entered the Permian Basin. In addition, the Company has non-operated positions in the East Texas Woodbine and the Bakken Shale in North Dakota, and operated positions in Kern County, California. Its common stock is listed on the NYSE American under the trading symbol “YUMA.”

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, and estimates of reserve and production volumes. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and natural gas deposits; the uncertainty of reserve estimates; revisions to reserve estimates as a result of changes in commodity prices; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; further declines in oil and natural gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change.  The Company’s annual report on Form 10-K for the year ended December 31, 2016, recent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact:

James J. Jacobs
Executive Vice President, Treasurer and Chief Financial Officer
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, TX 77027
Telephone: (713) 968-7000

Yuma Energy, Inc.

CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30,	December 31,
	2017	2016

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$543,095	$3,625,686
Accounts receivable, net of allowance for doubtful accounts:
Trade	4,330,227	4,827,798
Officers and employees	42,955	68,014
Other	1,851,776	1,757,337
Commodity derivative instruments	1,506,706	-
Prepayments	541,965	1,063,418
Other deferred charges	330,022	284,305

Total current assets	9,146,746	11,626,558

OIL AND GAS PROPERTIES (full cost method):
Proved properties	486,055,239	488,723,905
Unproved properties - not subject to amortization	5,585,387	3,656,989

	491,640,626	492,380,894
Less: accumulated depreciation, depletion and amortization	(416,195,279)	(410,440,433)

Net oil and gas properties	75,445,347	81,940,461

OTHER PROPERTY AND EQUIPMENT:
Land, buildings and improvements	1,600,000	1,600,000
Other property and equipment	2,842,140	7,136,530
	4,442,140	8,736,530
Less: accumulated depreciation and amortization	(1,329,082)	(5,349,145)

Net other property and equipment	3,113,058	3,387,385

OTHER ASSETS AND DEFERRED CHARGES:
Commodity derivative instruments	1,081,480	-
Deposits	467,592	467,306
Other noncurrent assets	435,810	517,201

Total other assets and deferred charges	1,984,882	984,507

TOTAL ASSETS	$89,690,033	$97,938,911

Yuma Energy, Inc.

CONSOLIDATED BALANCE SHEETS – CONTINUED
(Unaudited)

	June 30,	December 31,
	2017	2016

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current maturities of debt	$86,558	$599,341
Accounts payable, principally trade	10,782,653	11,009,631
Commodity derivative instruments	-	1,340,451
Asset retirement obligations	388,643	376,735
Other accrued liabilities	2,449,304	2,572,680

Total current liabilities	13,707,158	15,898,838

LONG-TERM DEBT	32,000,000	39,500,000

OTHER NONCURRENT LIABILITIES:
Asset retirement obligations	9,639,787	9,819,648
Commodity derivative instruments	-	1,215,551
Employee stock awards	30,430	-

Total other noncurrent liabilities	9,670,217	11,035,199

COMMITMENTS AND CONTINGENCIES (Note 14)

EQUITY
Series D convertible preferred stock
($0.001 par value, 7,000,000 authorized, 1,838,927 issued as of June 30, 2017 and 1,776,718 issued as of December 31, 2016, $11.07 per share liquidation
preference)	1,839	1,777
Common stock
($0.001 par value, 100 million shares authorized, 12,558,891 issued as of
June 30, 2017 and 12,201,884 issued as of December 31, 2016)	12,559	12,202
Additional paid-in capital	44,958,379	43,877,563
Treasury stock at cost (11,900 shares as of June 30, 2017 and -0- shares as
of December 31, 2016)	(23,270)	-
Accumulated earnings (deficit)	(10,636,849)	(12,386,668)

Total equity	34,312,658	31,504,874

TOTAL LIABILITIES AND EQUITY	$89,690,033	$97,938,911

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

REVENUES:
Sales of natural gas and crude oil	$6,554,704	$3,351,956	$13,699,128	$5,530,888

EXPENSES:
Lease operating and production costs	3,059,124	1,091,079	5,720,388	2,077,776
General and administrative – stock-based
compensation	385,097	1,087,471	436,832	1,284,395
General and administrative – other	1,906,629	4,270,733	4,082,631	6,436,247
Depreciation, depletion and amortization	2,763,444	2,044,105	5,904,384	3,832,330
Asset retirement obligation accretion expense	141,454	55,016	280,023	107,075
Impairment of oil and gas properties	-	7,700,296	-	17,548,183
Bad debt expense	73,513	12,562	73,513	15,750
Total expenses	8,329,261	16,261,262	16,497,771	31,301,756

LOSS FROM OPERATIONS	(1,774,557)	(12,909,306)	(2,798,643)	(25,770,868)

OTHER INCOME (EXPENSE):
Net gains (losses) from commodity derivatives	2,138,080	(745,652)	5,694,863	(289,338)
Interest expense	(482,285)	(71,130)	(978,376)	(113,838)
Gain (loss) on other property and equipment	(70,874)	-	484,768	-
Other, net	5,659	13,465	42,067	13,465
Total other income (expense)	1,590,580	(803,317)	5,243,322	(389,711)

INCOME (LOSS) BEFORE INCOME TAXES	(183,977)	(13,712,623)	2,444,679	(26,160,579)

Income tax expense (benefit)	(20,581)	(29,371)	5,950	(26,769)

NET INCOME (LOSS)	(163,396)	(13,683,252)	2,438,729	(26,133,810)

PREFERRED STOCK:
Dividends paid in kind	349,300	325,869	688,910	646,148

NET INCOME (LOSS) ATTRIBUTABLE TO
COMMON STOCKHOLDERS	$(512,696)	$(14,009,121)	$1,749,819	$(26,779,958)

INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.04)	$(1.88)	$0.14	$(3.60)
Diluted	$(0.04)	$(1.88)	$0.14	$(3.60)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING:
Basic	12,235,286	7,442,381	12,223,337	7,448,222
Diluted	12,235,286	7,442,381	12,407,996	7,448,222

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Reconciliation of net income (loss) to net cash provided by (used in)
operating activities:
Net income (loss)	$2,438,729	$(26,133,810)
Depreciation, depletion and amortization of property and equipment	5,904,384	3,832,330
Impairment of oil and gas properties	-	17,548,183
Amortization of debt issuance costs	172,826	-
Net deferred income tax benefit	-	(26,769)
Stock-based compensation expense	436,832	1,284,395
Settlement of asset retirement obligations	(227,346)	(17,890)
Accretion of asset retirement obligation	280,023	107,075
Bad debt expense	73,513	15,750
Net (gains) losses from commodity derivatives	(5,694,863)	289,338
Gain on sales of fixed assets	(556,141)	-
Loss on write-off of abandoned facilities	71,373	-
Gain on write-off of liabilities net of assets	(34,835)	-
Changes in assets and liabilities:
Decrease in accounts receivable	426,945	1,273,576
(Increase) decrease in prepaids, deposits and other assets	521,167	269,522
(Decrease) increase in accounts payable and other current and
non-current liabilities	(923,200)	(884,576)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,889,407	(2,442,876)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for oil and gas properties	(4,526,587)	(8,858,743)
Proceeds from sale of oil and gas properties	5,400,563	-
Proceeds from sale of other fixed assets	641,556	-
Derivative settlements	550,675	1,059,900

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	2,066,207	(7,798,843)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	-	9,000,000
Net repayments on the senior credit facility	(7,500,000)	-
Repayments of borrowings - insurance financing	(512,783)	-
Debt issuance costs	(2,152)	-
Treasury stock repurchases	(23,270)	(389,740)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(8,038,205)	8,610,260

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,082,591)	(1,631,459)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,625,686	4,064,094

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$543,095	$2,432,635

Supplemental disclosure of cash flow information:
Interest payments (net of interest capitalized)	$811,042	$113,838
Income tax payments	$-	$-
Supplemental disclosure of significant non-cash activity:
(Increase) decrease in capital expenditures financed by accounts payable	$(386,337)	$441,393